EXHIBIT 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
     We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-117248, 333-17773, 333-15711, 333-89855, 333-69098, 333-42377, 333-106753, 333-106752 and 333-106751) of Gray Television, Inc. of our report dated March 16, 2006 relating to the financial statements and financial statement schedule, which appears in this Form 10-K.
PricewaterhouseCoopers LLP
Atlanta, Georgia
March 14, 2007